Exhibit 10.14

Power of Attorney

Dated: 4/9/2016

I, Dai Kun, a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.: ************, and a holder of 99.9999% of the entire registered capital in Youxin Yishouche (Beijing) Information Technology Co., Ltd. (“Youxin Yishouche”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Yougu (Shanghai) Information Technology Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in Youxin Yishouche (“My Shareholding”) during the term of this Power of Attorney:

The WFOE is hereby authorized to act on my behalf as my sole and exclusive agent and attorney with respect to all matters concerning My Shareholding, including but not limited to: 1) attending shareholders’ meetings of Youxin Yishouche; 2) exercising all the shareholder’s rights and shareholder’s voting rights that I am entitled to under the relevant PRC laws and Youxin Yishouche’s Articles of Association, including but not limited to the sale, transfer, pledge, or disposition of My Shareholding in part or in whole; and 3) designating and appointing on my behalf the legal representative, directors, supervisors, chief executive officer, and other senior management members of Youxin Yishouche.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority to, on my behalf, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among myself, the WFOE, and Youxin Yishouche on 4/9/2016 and the Equity Pledge Agreement entered into by and among me, the WFOE, and Youxin Yishouche on 4/9/2016 (including any modifications, amendments, and restatements thereto, collectively referred to as the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE shall be deemed as executed by me.  I hereby acknowledge and ratify those actions and/or documents conducted and/or executed by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, the WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of Youxin Yishouche, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

(No Text Below)

Signature Page to Power of Attorney

Dai Kun

By:	/s/Dai Kun
Date:

Accepted by:

Yougu (Shanghai) Information Technology Co., Ltd. (Seal)

[Company seal is affixed]

By:	/s/Zeng Zhen
Name:	Zeng Zhen
Title:	Legal representative

Acknowledged by:

Youxin Yishouche (Beijing) Information Technology Co., Ltd. (Seal)

[Company seal is affixed]

By:	/s/Zeng Zhen
Name:	Zeng Zhen
Title:	Legal representative